Exhibit 99.1

Valero Energy Corporation and Valero Energy Partners LP Announce Definitive Merger Agreement; Valero Energy Partners LP Declares Quarterly Distribution

SAN ANTONIO, October 18, 2018 – Valero Energy Corporation (NYSE: VLO) (“Valero”) and Valero Energy Partners LP (NYSE: VLP) (the “Partnership”) today announced the execution of a definitive agreement and plan of merger (the “Merger Agreement” and, together with the transactions contemplated thereby, the “Transaction”) pursuant to which Valero will acquire, for cash, all of the outstanding publicly held common units of the Partnership at a price of $42.25 per common unit, for an aggregate transaction value of approximately $950 million. The Transaction price represents an approximate 12.4 percent premium to the 30 trading-day volume weighted average price of the Partnership’s common units as of October 17, 2018.

The Partnership also announced today that the board of directors (the “GP Board”) of the general partner of the Partnership declared a quarterly cash distribution of $0.551 per unit on all of its outstanding common units for the quarter ended September 30, 2018 (the “Third Quarter Distribution”). The Third Quarter Distribution is payable on November 9, 2018 to unitholders of record at the close of business on November 1, 2018. Under the Merger Agreement, prior to the closing of the Transaction, the GP Board may not declare, and the Partnership may not pay, any distribution other than the Third Quarter Distribution.

Simultaneously with the execution of the Merger Agreement, the Partnership and an indirect wholly owned subsidiary of Valero that is the record holder of the common units of the Partnership that are beneficially owned by Valero entered into a support agreement (the “Support Agreement”) whereby such subsidiary has agreed to deliver a written consent approving the Transaction prior to the closing thereof. The written consent delivered pursuant to the Support Agreement will constitute the requisite vote of the Partnership’s common units to approve the Transaction. As a result, the Partnership has not solicited and is not soliciting approval of the Transaction by holders of the Partnership’s common units.

The Transaction will close as soon as possible following the satisfaction of certain customary closing conditions. Upon the closing of the Transaction, the Partnership will be an indirect wholly owned subsidiary of Valero and will cease to be a publicly held partnership.

The board of directors of Valero (the “Valero Board”) delegated to a special committee consisting of Valero Board members who do not own any of the Partnership’s common units (the “Valero Special Committee”) the full power, authority and responsibility to review, evaluate, negotiate and approve the Transaction, for and on behalf of the Valero Board and Valero. The Valero Special Committee has unanimously approved the Transaction.

Upon receiving the merger proposal, on September 21, 2018 the GP Board directed its Conflicts Committee, composed entirely of independent directors (the “GP Conflicts Committee”), to review, evaluate, negotiate and provide special approval of the Transaction. The GP Conflicts Committee, after consultation with its independent legal and financial advisors, and following negotiations between the GP Conflicts Committee and the Valero Special Committee increasing the price per common unit and certain other changes, unanimously approved the Transaction and determined that the Transaction is fair and reasonable to the unaffiliated holders of the Partnership’s common units and in the best interest of the Partnership. Following the determination of the GP Conflicts Committee, the GP Board unanimously approved the Transaction and determined that the Transaction is fair and reasonable to the unaffiliated holders of the Partnership’s common units and in the best interest of the Partnership.

Advisors

J.P. Morgan Securities LLC acted as financial advisor to Valero, Baker Botts L.L.P. acted as Valero’s legal advisor and Richards, Layton & Finger, PA acted as special Delaware counsel to Valero on the Transaction. Jefferies LLC acted as financial advisor to the GP Conflicts Committee and Akin Gump Strauss Hauer & Feld LLP acted as the GP Conflicts Committee’s legal advisor on the Transaction.

Forward-Looking Statements

This release may include “forward-looking statements.” The safe harbor provisions under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 do not apply to forward-looking statements made or referred to in this release. All statements, other than historical facts included in this release, are forward-looking statements. The forward-looking statements contained herein include statements related to the Transaction as described above. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the control of Valero and the Partnership, including the risk that the proposed Transaction is not consummated on the expected time frame or at all. All forward-looking statements speak only as of the date of this release. Although Valero and the Partnership believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Valero’s and/or the Partnership’s ability to consummate the proposed Transaction and their respective businesses may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond the control of Valero and the Partnership. These factors include, but are not limited to, failure of closing conditions, delays in the consummation of the Transaction and changes to business plans, as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to Valero’s and the Partnership’s respective Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this release are expressly qualified in their entirety by such cautionary statements. Valero and the Partnership expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

Important Information About the Proposed Transaction

Valero and the Partnership will each file with the SEC a Current Report on Form 8-K, which will contain, among other things, a copy of the Merger Agreement and the Support Agreement. In connection with the proposed Transaction, the Partnership will prepare an information statement to be filed with the SEC that will provide additional important information concerning the proposed Transaction. When completed, a definitive information statement will be mailed to the Partnership’s unitholders. THE PARTNERSHIP’S UNITHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PARTNERSHIP’S INFORMATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Partnership’s unitholders will be able to obtain, without charge, a copy of the information statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Partnership’s unitholders will also be able to obtain, without charge, a copy of the information statement and other documents relating to the proposed Transaction (when available) at www.valeroenergypartners.com or by contacting the individuals listed below.

Section 1446 Tax Notification

This release serves as qualified notice to brokers and nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States (“U.S.”) trade or business. Accordingly, all of the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Brokers and nominees, and not the Partnership, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

About Valero

Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.45 billion gallons per year. The petroleum refineries are located in the U.S., Canada, and the United Kingdom (“U.K.”), and the ethanol plants are located in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in Valero Energy Partners LP. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K., and Ireland. Please visit www.valero.com for more information.

About the Partnership

Valero Energy Partners LP is a master limited partnership formed by Valero Energy Corporation to own, operate, develop and acquire crude oil and refined petroleum products pipelines, terminals, and other transportation and logistics assets. With headquarters in San Antonio, the Partnership’s assets include crude oil and refined petroleum products pipeline and terminal systems in the Gulf Coast and Mid-Continent regions of the U.S. that are integral to the operations of 10 of Valero’s refineries. Please visit www.valeroenergypartners.com for more information.

Contacts for Valero and the Partnership

Investors:

John Locke, Vice President – Investor Relations, 210-345-3077

Karen Ngo, Senior Manager – Investor Relations, 210-345-4574

Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:

Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002